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FOR IMMEDIATE RELEASE                 Contact:         TPI Enterprises, Inc.
                                                       Frederick W. Burford
                                                       (407) 691-8802


                        TPI ENTERPRISES, INC. ANNOUNCES
                      SETTLEMENT OF SHAREHOLDER LAWSUITS

                  West Palm Beach, FL, March 15, 1996......TPI Enterprises,
Inc. announced today that it entered into a letter of understanding for the settlement of three purported class action lawsuits against TPI Enterprises, Inc., its directors and Shoney's, Inc which had challenged the proposed transaction with Shoney's. TPI Enterprises announced earlier today that TPI Enterprises and Shoney's have signed a definitive agreement whereby Shoney's or one of its subsidiaries will acquire substantially all of the assets of TPI Enterprises. The settlement would entail the consolidation and settlement of the three lawsuits and is subject to several conditions, including confirmatory discovery, court approval of the settlement and the closing of the transaction with Shoney's.